                                                                   EXHIBIT 10.32


                             STOCK PLEDGE AGREEMENT


        THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of __________, 2002 by and between __________ (the "Pledgor") and NexPrise, Inc., a Delaware corporation ("Secured Party").

                                    RECITALS

        A. Pledgor has borrowed money from Secured Party, and delivered to Secured Party a Secured Promissory Note, dated as of the date hereof (the "Note") to evidence such loan. Pledgor desires to secure the obligations under the Note with the property described on attached Exhibit A (the "Pledged Collateral").

        B. Capitalized terms not otherwise defined herein have the meanings given to them in the Note, and if not defined in the Note, such terms shall have the meanings given to those terms in the California Uniform Commercial Code (the "UCC").

        NOW, THEREFORE, Pledgor and Secured Party agree as follows:

        1.     Pledge of Collateral.

               (a) Pledgor hereby pledges to Secured Party and grants to Secured Party a security interest in the Pledged Collateral, as security for the prompt performance of all of Pledgor's obligations with respect to, or arising out of, the Note and this Agreement (the "Obligations").

               (b) Any certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will be immediately upon the receipt thereof by Pledgor, delivered by Pledgor to Secured Party.

               (c) Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Collateral regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Division 9 of the UCC or the Uniform Commercial Code of such jurisdiction, and
(b) contain any other information required by part 5 of Division 9 of the UCC or the Uniform Commercial Code of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment.

        2. Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Secured Party that:

               (a) The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens, encumbrances, options or other restrictions, except for the security interest in favor of Secured Party created hereby;

               (b) Pledgor has full power and authority to create a first priority lien on and security interest in the Pledged Collateral in favor of Secured Party and no disability or contractual obligation exists that would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement;

               (c) Pledgor is the sole owner of the Pledged Collateral and has not and will not assign, create or permit to exist any other claim to, lien or encumbrance upon, security interest in or any interest in any of the Pledged Collateral;

               (d)  Pledgor's rights in the Pledged Collateral are fully vested;

               (e) The current market value of the Pledged Collateral consisting of Stock, as defined in Exhibit A hereto, as of the date hereof, is $___________;

               (f) No portion of the proceeds of the Note, have been, or will at any time be, used, directly or indirectly, for personal, family, or household purposes;

               (g) Pledgor is solvent and is able to pay Pledgor's debts as they mature or become due;

               (h) All certificates or instruments representing or evidencing the Pledged Collateral together with an undated but executed stock transfer form shall be promptly delivered to Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party;

               (i) Pledgor agrees that at any time and from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, as may be reasonably requested by Secured Party to effect the purposes of this Agreement, including in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral; and

               (j) Pledgor shall use Pledgor's best efforts to obtain financing from a third party, including Pledgor's broker, for the purpose of refinancing the Obligations prior to October 31, 2002.

        3.     Voting Rights, Dividends, etc.

               During the term of this Agreement, and as long as no Event of Default has occurred and is continuing:

               (a) Voting Rights. Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to any of the Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which could have the effect of impairing the value of the Collateral or any part thereof or the position or interest of Secured Party therein.

               (b) Dividends. Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Stock (collectively, the "Distributions"); provided, however, that any and all:

                    (i) dividends and distributions paid or payable other than in cash in respect of, and any and all additional shares or instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Stock;

                    (ii) dividends and distributions paid or payable in cash in respect of any Stock in connection with a partial or total liquidation or dissolution, merger, consolidation or reorganization of any Corporation or any exchange of stock, conveyance of assets, or similar corporate reorganization; and

                    (iii) cash paid with respect to, payable, or otherwise distributed on redemption of, or in exchange for, any Stock,

shall be forthwith delivered to Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement), and, if deemed appropriate by Secured Party, Pledgor shall take such actions as Secured Party may require.

               (c) Proxy Statements. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purposes of enabling Pledgor to exercise those voting and other rights that Pledgor is entitled to exercise and to receive those dividends or distributions that Pledgor is authorized to receive and retain.

        PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, COUPLED WITH AN INTEREST, WITH FULL POWER OF SUBSTITUTION TO DO SO; SUCH PROXY SHALL CONTINUE IN FULL FORCE AND EFFECT AND TERMINATE ONLY UPON THE INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS.

        4. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder:

               (a) The occurrence of an event of default under the Note as defined therein; or

               (b) The breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement.

        5.     Secured Party's Remedies Upon Default.

               (a) If an Event of Default shall have occurred and be continuing, (i) Secured Party shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations, and (ii) any or all of the Pledged Collateral shall be registered in the name of Secured Party or its nominee, and Secured Party or its nominee may thereafter exercise (x) all rights pertaining to such Pledged Collateral at any meeting of shareholders of the relevant issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer, or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Secured Party shall have all of the rights of a secured party under the UCC in effect from time to time in the relevant jurisdiction.

               (b) Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

               (c) After the disposal of any of the Pledged Collateral, Secured Party may deduct all reasonable legal and other expenses and attorney's fees for protecting its interests and enforcing its remedies under the Notes and this Agreement and shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as Secured Party in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.

        6. Power of Attorney. Pledgor hereby appoints Secured Party, its attorney-in-fact to prepare, sign (if applicable) and file or record, for Pledgor in Pledgor's name, any financing statements, applications for registration and like papers and to take any other action deemed by Secured Party necessary or desirable in order to perfect the security interest of Secured Party hereunder, to dispose of any Pledged Collateral, and to perform any obligations of Pledgor hereunder, but without obligation to do so.

        7.     Choice Of Law And Venue; Jury Trial Waiver.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of laws. Each of Pledgor and Secured Party hereby submits to the jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. PLEDGOR AND SECURED PARTY EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        8.     General Provisions.

               (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without Secured Party's prior written consent.

               (b) Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Note.

               (c) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   Secured Party:

                                   NEXPRISE, INC.


                                   By: ________________________________________
                                       Ted Drysdale

                                   Title: President and Chief Executive Officer


                                   Pledgor:

                                   _____________________________

                                   ____________________________________________

                                    EXHIBIT A


All present and future rights and interests in, to and under:

    1. _______________ shares of the Common Stock of NexPrise, Inc., a Delaware corporation, represented by Certificate No. CS-______ (the "Stock"),

    2. all interest, dividends (including cash dividends), increases, profits, new financial assets or other increments, distributions, property or rights of any kind received by Pledgor on account of the Stock (including redemption proceeds) whether by way of dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise;

    3. all other income received in connection therewith and all substitutions, products and proceeds of the foregoing (whether cash or non-cash proceeds).